UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2007

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers

At its regular meeting on October 9, 2007, the Compensation Committee of the Board of Directors of Oil-Dri Corporation of America (the “Company”), approved the performance measure and targets to be used to determine incentive awards under the Oil-Dri Corporation of America Annual Incentive Plan (the “Plan”) for the fiscal year ending July 31, 2008 (“fiscal 2008”). Under the Plan, eligible employees (including the Company’s principal executive officer (the “Chief Executive Officer”), principal financial officer and the three other most highly paid executive officers as of July 31, 2007 (collectively, the “Named Executive Officers”)) may receive annual cash incentive awards equal to a percentage of salary. The Plan provides for the possibility of awards based on corporate financial performance; special performance, including individual, departmental or divisional performance; or a combination of the two. The performance measure approved for fiscal 2008 is corporate financial performance as measured by achievement of adjusted pre-tax, pre-bonus income as specified in the Company’s fiscal 2008 budgeted business plan. Adjusted pre-tax, pre-bonus income will be determined for fiscal 2008 by adjusting pre-tax income as shown on the Company’s audited financial statements as follows: (i) by subtracting the cash incentives earned under the Plan; (ii) by adding back stock compensation expense for equitable adjustments of outstanding stock option awards resulting from the stock dividend paid by the Company on September 8, 2006; and (iii) by adjustments related to accounting treatment of executive deferred bonus awards under the Plan so that after the adjustments these awards are recognized when awarded, rather than accrued over their vesting period. The forgoing list of adjustments covers only those items known at the time of the adoption of the fiscal 2008 performance measure. Other items which may arise because of extraordinary or nonrecurring events or changes in applicable accounting rules or similar events may also be used to adjust pre-tax, pre-bonus income, with approval of the Compensation Committee.

The fiscal 2008 targets provide that employees exempt from the overtime requirements of the Fair Labor Standards Act (“exempt employees”) will receive their full target bonus if the Company achieves 100% of its business plan. If the Company achieves 110% of its business plan, bonuses of 150% of target will be paid and if the Company achieves 120% of its business plan, bonuses of 200% of target will be paid. Under the Plan bonuses are capped at 200% of target bonus. If the Company achieves 90% of its business plan, bonuses of 50% of target will be paid. If the Company achieves 84% of its business plan, bonuses of 25% of target will be paid. Additional specific targets between 84% of business plan and 120% of business plan were also approved. If performance falls between two of the specified targets, the bonus payment percentage will be prorated.

Employees not exempt from the overtime requirements of the Fair Labor Standards Act will receive their full target bonus of 7.5% of pay if the Company achieves 84% or more of its business plan. Bonuses for these employees are capped at 100% of target bonus. For all participating employees, if performance is below 25% of the business plan, the Chief Executive Officer has discretion to pay up to 25% of target bonus.

The Plan also provides for the possibility of an executive deferred bonus award for the Company’s senior management (including the Named Executive Officers). The fiscal 2008 performance measure and targets for awards of executive deferred bonuses under the Plan are the same as those listed above for exempt employees, except that no executive deferred bonuses will be paid unless the Company achieves 75% of its business plan. Executive deferred bonuses earned in fiscal 2008 will vest at the end of three years, on July 31, 2011, provided the participant is employed by the Company at that time. The Plan specifies certain events which may result in earlier vesting. All the Named Executive Officers, except the Chief Executive Officer, and other members of senior management are participants in the executive deferred bonus portion of the Plan for fiscal 2008.

Target bonuses for the cash portion of the Plan range from 4% to 50% of base salary; target bonuses for the executive deferred bonus portion range from 5% to 16% of base salary. The specific percentage for both the cash and deferred portions of the Plan are determined by each eligible employee’s salary grade. Essentially all salaried employees of the Company and its domestic and Canadian subsidiaries are eligible to participate in the Plan; for the fiscal year ended July 31, 2007, there were approximately 270 eligible employees.

The bonus opportunity for fiscal 2008 as a percent of base salary (as of the end of fiscal 2008) that each Named Executive Officer would receive if threshold, targeted, and maximum performance is achieved is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold			Target			Maximum
	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus
Daniel S. Jaffee	12.50%	0%	12.50%	50.00%	0%	50.00%	100.00%	0%	100.00%
President and Chief Executive Officer
Andrew N. Peterson	10.00%	0%	10.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Vice President and Chief Financial Officer
Thomas F. Cofsky	10.00%	0%	10.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Vice President of Manufacturing and Logistics
Charles P. Brissman	8.25%	0%	8.25%	33.00%	13.20%	46.20%	66.00%	26.40%	92.40%
Vice President, General Counsel and Secretary
Brian K. Bancroft	7.50%	0%	7.50%	30.00%	12.00%	42.00%	60.00%	24.00%	84.00%
Vice President and Chief Procurement Officer

Note: The percentages shown above are based on the salary grades of the Named Executive Officers as of September 30, 2007 and may change if the salary grade of a Named Executive Officer changes during fiscal 2008.

The Chief Executive Officer may exercise discretion in determining the incentive bonus to be paid under the Plan to any employee, including the Named Executive Officers except himself, as shown below:

•
The Chief Executive Officer may increase or decrease any participant’s percent of cash corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the Plan. For example, if according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, the Chief Executive Officer may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

•
The Chief Executive Officer has complete discretion to adjust individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

     The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Plan which was attached as Exhibit 10.1 to the Company's Form 8-K filed with the SEC on October 13, 2006 and which is incorporated herein by reference.

At its October 9, 2007, meeting the Compensation Committee also began discussion of a potential new equity incentive for the Chief Executive Officer which would have performance goals similar to those of the executive deferred bonus portion of the Company’s annual incentive plan. The Compensation Committee directed that additional information on such an incentive be prepared for discussion at a future Compensation Committee meeting.

Item 8.01 Other Events.

At its regular meeting on October 9, 2007, the Company’s Board of Directors declared regular quarterly cash dividends of $0.13 per share of the Company’s Common Stock and $0.0975 per share of the Company’s Class B Stock. A copy of the press release announcing this matter is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release dated October 9, 2007 (cash dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

Date:	By:	/s/ Charles P. Brissman
Charles P. Brissman
Vice President and General Counsel

Date: October 12, 2007

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release dated October 9, 2007 (cash dividends)